Exhibit 24

                      POWER OF ATTORNEY

The undersigned, Textron Inc. ("Textron"), a Delaware corporation, and the undersigned directors and officers of Textron, do hereby constitute and appoint Wayne W. Juchatz, Arnold M. Friedman and Michael D. Cahn, and each of them, with full powers of substitution, their true and lawful attorneys and agents to do or cause to be done any and all acts and things and to execute and deliver any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable Textron to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the Registration under the Securities Act of 1933, as amended, of the offering of up to 8,500,000 shares of Textron's
Common Stock pursuant to the Textron 1999 Long-Term Incentive Plan, including specifically, but without limitation, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below and to sign the names of such officers on behalf of Textron to the Registration Statement filed with the Securities and Exchange Commission in respect of such offering of common stock, to any and all amendments to such Registration Statement (including post-effective amendments), and to any instruments or documents or other writings of which the original or copies thereof are to be filed as a part of or in connection with such Registration Statement or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, and each of them, shall do or cause to be done hereunder, and such attorneys and agents, and each of them, shall have, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, Textron has caused this Power of Attorney to be executed and delivered in its name and on its behalf by the undersigned duly authorized officer and its corporate seal affixed, and each of the undersigned has signed his or her name hereto, on this 28th day of April, 1999.

                              TEXTRON INC.

                              s/Lewis B. Campbell
                              Lewis B. Campbell
                              Chairman and
                              Chief Executive Officer


ATTEST:

s/Frederick K. Butler
Frederick K. Butler
Vice President and Secretary

s/Lewis B. Campbell                s/Brian H. Row
Lewis B. Campbell                  Brian H. Rowe
Chairman and Chief                 Director
Executive Officer, Director
(principal executive officer)

s/John A. Janitz                   s/Sam F. Segnar
John A. Janitz                     Sam F. Segnar
President and Chief Operating      Director
Officer, Director

s/H. Jesse Arnelle                 s/Jean Head Sisco
H. Jesse Arnelle                   Jean Head Sisco
Director                           Director

s/Teresa Beck                      s/Martin D. Walker
Teresa Beck                        Martin D. Walker
Director                           Director

s/R. Stuart Dickson
R. Stuart Dickson
Director                           Thomas B. Wheeler
                                   Director
s/Lawrence K. Fish
Lawrence K. Fish
Director
                                   s/Stephen L. Key
                                   Stephen L. Key
s/Joe T. Ford                      Executive Vice President
Joe T. Ford                        and Chief Financial Officer
Director                           (principal financial officer)

s/Paul E. Gagne
Paul E. Gagne
Director                           s/Richard L. Yates
                                   Richard L. Yates
s/John D. Macomber                 Vice President and Controller
John D. Macomber                   (Principal accounting officer)
Director

s/Dana G. Mead
Dana G. Mead
Director